UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2024

Tutor Perini Corporation
(Exact name of registrant as specified in its charter)

Massachusetts	1-6314	04-1717070
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15901 Olden Street, Sylmar, California 91342-1093
(Address of Principal Executive Offices, and Zip Code)

(818) 362-8391
(Registrant’s Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	TPC	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01. Entry into a Material Definitive Agreement.

11.875% Senior Notes due 2029

On April 22, 2024 (the “Closing Date”), Tutor Perini Corporation (the “Company”) completed the previously announced sale of $400.0 million in aggregate principal amount of 11.875% Senior Notes due 2029 (the “Notes”) at an issue price of 97.710% (the “Notes Offering”).

The Company is using the net proceeds from this offering, together with cash on hand, to redeem or repay $500 million aggregate principal amount of the 6.875% Senior Notes due May 1, 2025 (the “2025 Notes”) and pay related premiums, accrued interest and fees and expenses associated with such redemption or repayment. The Company may temporarily invest amounts that are not immediately needed for these purposes in cash or cash equivalents or other short-term investments, including marketable securities.

The Notes and related guarantees were offered and sold only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, outside the United States, in compliance with Regulation S under the Securities Act. The Notes and related guarantees have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements. This report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes and related guarantees in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

In addition, on April 17, 2024, the Company delivered a Notice of Conditional Full Redemption of its intent to redeem the remaining outstanding 2025 Notes on May 2, 2024 (the “Redemption Date”), pursuant to the indenture governing the 2025 Notes, at a redemption price equal to 100% of the principal amount thereof (or $1,000.00 per $1,000.00 in principal amount), plus accrued and unpaid interest to, but excluding, the Redemption Date.

Indenture

The terms of the Notes are governed by the indenture, dated as of the Closing Date (the “Indenture”), among the Company, the guarantors named therein (the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”).

The Notes bear interest at a rate of 11.875% and mature on April 30, 2029. Interest is payable on the Notes on April 30 and October 31 of each year, commencing on October 31, 2024.

The obligations of the Company under the Notes and the Indenture are, jointly and severally, unconditionally guaranteed on a senior unsecured basis by each existing and future wholly-owned subsidiary that guarantees the Company’s obligations under the Company’s credit agreement, dated as of August 18, 2020, (as amended, the “Credit Agreement”) with BMO Bank N.A. (f/k/a BMO Harris Bank N.A.), as Administrative Agent, Swing Line Lender and L/C Issuer and other lenders thereto, subject to certain exceptions.

The Notes and the guarantees are the Company’s and the Guarantors’ senior unsecured obligations and rank equally in right of payment with the Company’s and the Guarantors’ existing and future senior unsecured obligations. The Notes and the guarantees are effectively subordinated to all of the Company’s and the Guarantors’ secured indebtedness, including the Credit Agreement (to the extent of the value of the collateral securing such indebtedness) and are structurally subordinated to all existing and future liabilities of each of the Company’s existing and future subsidiaries that do not guarantee the Notes.

The Indenture contains restrictive covenants that limit the ability of the Company and its restricted subsidiaries to, among other things, incur additional indebtedness, make certain restricted payments, make investments, create liens or use assets as security in other transactions, effect mergers and consolidations, enter into transactions with affiliates, sell or transfer certain assets, and agree to certain restrictions on the ability of restricted subsidiaries to make payments to the Company.

Certain of these covenants will be suspended if the Notes are assigned an investment grade rating by any two of Standard & Poor’s Investors Ratings Services, Moody’s Investors Service, Inc. or Fitch Ratings, Inc. and no default or event of default has occurred and is continuing under the Indenture.

The Indenture provides for events of default (subject in certain cases to customary grace and cure periods), which include, among others, nonpayment of principal or interest when due, breach of covenants or other agreements in the Indenture, defaults in payment of certain other indebtedness and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of 30% in principal amount of the outstanding Notes may declare the principal of and accrued and unpaid interest on all of the Notes to be immediately due and payable.

At any time prior to April 30, 2026, the Company may redeem the Notes in whole or in part at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption plus a “make-whole” premium, as set forth in the Indenture. At any time on or after April 30, 2026, the Company may redeem the Notes at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, at any time prior to April 30, 2026, the Company may redeem up to 40% of the original aggregate principal amount of the Notes with the “net cash proceeds” of one or more equity offerings, as described in the Indenture, at a price equal to 111.875% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. If the Company experiences certain change of control events, holders of the Notes may require it to repurchase all or part of their Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The foregoing summary of the Indenture is qualified in its entirety by reference to the actual Indenture, a copy of which is filed herewith as Exhibit 4.1 and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)          Exhibits

Exhibit Number	Description
4.1	Indenture, dated as of April 22, 2024, among Tutor Perini Corporation, the guarantors named therein and Wilmington Trust, National Association, as trustee.
104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TUTOR PERINI CORPORATION

Date:	April 23, 2024	By:	/s/ Ryan J. Soroka
Ryan J. Soroka
Senior Vice President and Chief Financial Officer

4